John J. Dawson, Esq. (002786)
Susan G. Boswell, Esq. (004791)
Ronald E. Reinsel, Esq. (011059)
STREICH LANG, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
(602)  229-5200

Attorneys for EDWARD J. SHOEN, JAMES P. SHOEN, JOHN M. DODDS, and
AUBREY K. JOHNSON, Debtors and Debtors-In-Possession

Lowell E. Rothschild, Esq. (000635)
MESCH, CLARK & ROTHSCHILD, P.C.
259 North Meyer Avenue
Tucson, Arizona  85701-1090
(602) 624-8886

Attorneys for WILLIAM E. CARTY, Debtor and Debtor-In-Possession

             IN THE UNITED STATES BANKRUPTCY COURT

                  FOR THE DISTRICT OF ARIZONA


In re:                        )  In Proceedings Under
                              )  Chapter 11
EDWARD J. SHOEN,              )
                              )  Case No. 95-1430-PHX-JMM
                      Debtor. )
______________________________
In re:                        )
                              )  Case No. 95-1431-PHX-JMM
JAMES P. SHOEN,               )
                              )
                  Debtor.     )
______________________________
In re:                        )
                              )  Case No. 95-1432-PHX-JMM
AUBREY K. JOHNSON,            )
                              )
                  Debtor.     )
______________________________
In re:                        )
                              )  Case No. 95-1433-PHX-JMM
JOHN M. DODDS,                )
                              )
                  Debtor.     )
______________________________
In re:                        )
                              )  Case No. 95-1434-PHX-JMM
WILLIAM E. CARTY,             )
                              )
                  Debtor.     )
_____________________________

  DEBTORS' FIRST AMENDMENT MODIFYING THE AMENDED AND RESTATED
        PLANS OF REORGANIZATION PROPOSED BY THE DEBTORS
        -----------------------------------------------

            This  First  Amendment  (the  "First  Amendment")  is

proposed  by each of the Debtors<F1> in the above-captioned  jointly administered  Chapter  11  cases.  Pursuant  to  Bankruptcy  Code

Section 1127,   11   U.S.C.  Section 1127,  the  Debtors  hereby
modify   their respective Plans<F2> as stated below.

I.        PRELIMINARY STATEMENT.
          ---------------------
           The Debtors are presenting the First Amendment in  the

context  of  two (2) economically significant events  which  have occurred recently.

           In  chronological  order,  the  first  of  the  events

occurred on October 2, 1995.  At that time, the various Creditors holding the Share Case Claims (other than Mary Anna (Shoen) Eaton

and  MARAN,  Inc.)  voted to reject the  Debtors'  Plans.   As  a

result, those rejecting Creditors stated that they did not  agree to  proceed  under  the  optional Accepting  Creditor  Settlement proposed  in each of the Debtors' Plans.  Accordingly, while  the

Debtors  remain  willing to negotiate and  structure  settlements with  each  of  those  Creditors (if any of those  Creditors  are willing  to settle), the Debtors' formal proffer of the Accepting

Creditor Settlement has not been accepted by those Creditors; and

_______________
<F1>       Unless otherwise expressly stated herein, all capitalized
defined terms will have the same meanings as in the Amended and Restated Plans of Reorganization (dated April 25, 1995 and amended and restated July 28, 1995) which the Debtors have filed. The
First Amendment is a modification of each of those Plans, and henceforth, the defined term "Plan" appearing therein will be deemed to incorporate and include the First Amendment.

<F2>       See note 1, supra, regarding the defined term "Plan" and
           ---         -----
the incorporation, henceforth, of the First Amendment in the Debtors' Plans.

it  should be, and hereby is, withdrawn from the Debtors'  Plans.

Such  withdrawal  does  not, and will not,  affect  the  Debtors'

transactions with Mary Anna (Shoen) Eaton and MARAN, Inc.,  which are discussed below.

            The  second  recent  economically  significant  event

occurred  on October 10, 1995, when the Bankruptcy Court  entered

an  Order  approving  the  Debtors' participation  in:   (1)  the

"Settlement  Agreement," dated September 19, 1995, by  and  among
 ---------------------
Mary  Anna  (Shoen) Eaton, MARAN, Inc., the Debtors,  and  AMERCO

(the   "Settlement  Agreement");  and  (2)  the  "Stock  Purchase
                                                  ---------------
Agreement,"  dated  September 19, 1995, by and  among  Mary  Anna
---------
(Shoen)  Eaton, MARAN, Inc., and the Debtors (the "Stock Purchase

Agreement").   Collectively,  the Settlement  Agreement  and  the

Stock Purchase Agreement are identified as the "Agreements."  The

Bankruptcy Court's approval of the Debtors' participation in  the

Agreements and the closings of the transactions provided  in  the

Agreements have the following effects:

               (a)       The Share Case Claims will be reduced by

$84,576,312.00;  and the claim for accrued and accruing  interest on  that  portion of the Share Case Claims both before and  after the Petition Date will be resolved and extinguished;

               (b)       The Disputed Punitive Damage Claim against

the Debtor Edward J. Shoen, including the claim for interest thereon both before and after the Petition Date, will be reduced by one-seventh (1/7)

of the total amount of that Claim; and

               (c)  Adjustments should be, and will be, made in the

property exchanged or distributed under the Plans commensurate with the economic effects of the Agreements.  Further adjustments will be made, and will be reflected in subsequent modification(s)

of the Plans, when and if the Debtors are able to make another settlement(s) with any of the other Creditors holding the Share

Case Claims.

                Aside  from  the  effects of the above-referenced

recent events, the Debtors also believe that it is appropriate to make  technical  modifications of  the  Plans  to  eliminate  any confusion  which  may  result from the use of  the  defined  term

"Shareholder Plaintiffs."  The modified definitions  noted  below are  technical  modifications of the Plans which  are  absolutely consistent  with  the intended substance of the  Plans  when  and since  the  Debtors  filed their Amended and  Restated  Plans  of

Reorganization on July 28, 1995.

II.       PLAN MODIFICATIONS.
          ------------------
          1.    Withdrawal Of Accepting Creditor Settlement.  Without
                -------------------------------------------
prejudice  to  the  closing of the Agreements  and  the  Debtors'

willingness  to  negotiate  other  settlement(s),  the  Accepting

Creditor  Settlement will be, and hereby is, withdrawn from  each of the Debtors' Plans.

          2.    Modifications Resulting From The Agreements.  As a
                -------------------------------------------
result of the Agreements, the Bankruptcy Court's approval of the

Debtors' participation in the Agreements, and the Debtors' intended closings of the Agreements, the following adjustments will be, and hereby are, made in the property proposed to be exchanged or distributed pursuant to the Debtors' Plans:

               (a)       The Series "B" preferred stock of AMERCO which is

proposed  to  be  exchanged with the Stock Exchange  Distributees will be, and hereby is, adjusted to $101,398,336.00;

               (b)       The Series "D" preferred stock of AMERCO which is

proposed to be part of the Settlement Trust Property will be, and hereby is, adjusted to $193,000,000.00;

               (c)       The SAC Mortgage Loan and the Two SAC Mortgage

Loan,<F3> in the total principal amount of $85,233,192.00, will be, and hereby are, withdrawn from the proposed Settlement Trust

Property.<F4>  However, the 1993 REMIC Certificate (also referred to as the Class C Certificate) having a value, as of October 1,

1995, of $12,523,624.00, including accrued interest, will

continue to be part of the proposed Settlement Trust Property.

The Restructured Mortgage Loans having an aggregate principal balance, as of October 1, 1995, of $12,748,336.00 and the

Existing Mortgage Loans having an aggregate principal balance, as of October 1, 1995, of $1,006,686.00 also will continue to be

______________
<F3>       The SAC Mortgage Loan and the TWO SAC Mortgage Loan are
defined in the Debtors' Disclosure Statements.  See, e.g., Exhibit
                                                ---  ----
"A" to the Disclosure Statements at Section D. 3.(b) and Schedule
"3" attached to that exhibit.

<F4>       The Creditors alleging the Share Case Claims have
objected vigorously to the inclusion of the SAC Mortgage Loan and the TWO SAC Mortgage Loan in the Settlement Trust Property. In light of the relief provided by the Agreements, the Debtors (as well as AMERCO) believe that these assets will be put to better use in support of the Plans if they are retained, sold, and/or securitized by AMERCO.

part of the proposed Settlement Trust Property;

          (d)       The real property listed on attached replacement

Schedule "4", which has total appraisal values of $47,187,000.00 and positive cash flow from rental income in excess of property taxes and other expenses, will continue to be part of the

proposed Settlement Trust Property; and

          (e)       The sum of $10,118,318.00 will be paid in cash on the

Effective Date as part of the proposed Settlement Trust Property.

AMERCO will fund the cash payment.

                 Pursuant   to  the  economic  effects   of   the

Agreements,  the total remaining Share Case Claims (comprised  of the  judgment  amounts thereof and accrued interest thereon  from

February  14,  1995  to the Petition Date)<F5> will  be  reduced  to

$377,982,300.00  as  of the Petition Date.  The  Debtors  believe that  the values of the Series "B" preferred stock (exchanged  in the  Stock  Exchange Distribution) and the Series  "D"  preferred stock,  the 1995 REMIC Certificate, the remaining Mortgage Loans,

the   real  property,  and  the  above-referenced  cash   payment

(comprising  the  Settlement Trust Property) are,  and  will  be,

sufficient  to  pay in full the above-referenced remaining  Share

Case   Claims  on  the  Effective  Date.   The  Contingency  Fund

established  in  the Plans will remain in full force  and  effect

______________
<F5>       The Debtors do not believe that any taxable costs in the
Arizona Litigation have been awarded pursuant to the Share Case Judgment. If and when there is any such award or if taxable costs in the Arizona Litigation are otherwise allowed as part of the Share Case Claims, such allowed taxable costs will be paid in cash.

(except  that  the size of the Contingency Fund will  be  reduced
 ------------
because  post-Petition Date interest is no  longer  claimed  with respect  to  the $84,576,312.00 portion of the Share Case  Claims which will be satisfied pursuant to the Agreements).  In the Plan filed by the Debtor Edward J. Shoen, the provisions treating  the

Disputed  Punitive  Damage Claim will remain in  full  force  and effect (except that one-seventh (1/7) of the total amount of  the
        -----------
Disputed Punitive Damage Claim has been extinguished as a  result of the Agreements (specifically, the Settlement Agreement).

          3.        Technical Definitional Modifications.  Confusion has
                    ------------------------------------
arisen  from  the global use of the term "Shareholder Plaintiffs"

in   the  Plans  because  that  term  may  convey  the  erroneous impression  that all of the plaintiffs in the Arizona  Litigation own  shares of AMERCO common stock.  They do not.  In  fact,  the plaintiffs which are the record owners of the AMERCO common stock are  the entities<F6> and one (1) individual identified in the Plans as  the "Stock Exchange Distributees."  Accordingly, for the sake of clarity (and to express more clearly the substantive intent of the  Amended and Restated Plans when and since those  Plans  were filed on July 28, 1995), the Debtors will make the following technical  modifications  in  the definitions  appearing  in  the

Plans:

______________
<F6>       Samuel W. Shoen, M.D., has testified in his deposition
that the shares of AMERCO common stock owned by SAMWILL, Inc. have been transferred to a successor entity. However, on the records of AMERCO, SAMWILL, Inc. still appears as the record owner of these AMERCO shares. Furthermore, as a result of the Agreemtns, MARAN, Inc. will be deleted from the entities which will be the Stock Exchange Distributees and Mary Anna (Shoen) Eaton will be deleted from the beneficiaries of the Settlement Trust.

               (a)       When the plaintiffs in the Arizona Litigation are

referred to collectively regardless of whether they do or do  not own  shares  of  AMERCO common stock, the defined  term  will  be

"Share Case Plaintiffs";

               (b)       The defined term "Shareholder Plaintiffs" will be

changed so that it refers only to the record owners of the AMERCO common stock (thus, "Shareholder Plaintiffs" and "Stock Exchange

Distributees" will refer to the same individual and entities and either of those synonymous terms may be used in the proper

context).  Where "Shareholder Plaintiffs" is used in the prefix of a defined term, it will be changed to "Share Case Plaintiffs"

(i.e., "Share Case Plaintiffs Effective Date Payoff"); and
 ----
               (c)       The Plaintiffs in the Arizona Litigation who do

not own the shares of AMERCO common stock will be identified by the defined term "Non-Shareholder Plaintiffs."  The Non-Shareholder

Plaintiffs will receive settlement payments under the Plan as the beneficiaries, on the Effective Date, of the Settlement Trust.

          4.   Incorporation   By   Reference.    The   First   Amendment
               ------------------------------
will be, and hereby is, incorporated by reference in the Debtors'

Plans.  At or before the date of entry of the Confirmation  Order

(and  in  accordance with any other modification(s) of the  Plans which  may be made as a result of further settlement(s) or  other

events  in the confirmation process), the Debtors may   meld  the

modifications made by the First Amendments into the  language  of the  Plans in order to make the final iteration of the Plans more precise.

          5.    Plans Continue In Effect.  Except as expressly modified
                ------------------------
by the First Amendment, the Debtors' Plans continue in full force and effect.

DATED:  October 16, 1995      /S/ Edward J. Shoen
                              ________________________
                              EDWARD J. SHOEN, Debtor
                              and Debtor-In-Possession

                              /S/ James P. Shoen
                              ________________________
                              JAMES P. SHOEN, Debtor
                              and Debtor-In-Possession

                              /S/ John M. Dodds
                              ________________________
                              JOHN M. DODDS, Debtor
                              and Debtor-In-Possession

                              /S/ Aubrey K. Johnson
                              ________________________
                              AUBREY K. JOHNSON, Debtor
                              and Debtor-In-Possession

                              /S/ William E. Carty
                              ________________________
                              WILLIAM E. CARTY, Debtor
                              and Debtor-In-Possession

PREPARED AND
SUBMITTED BY:

STREICH LANG
A Professional Association
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391


By   /S/ John J. Dawson
     __________________
     John J. Dawson
     Susan G. Boswell
     Ronald E. Reinsel

Attorneys for EDWARD J. SHOEN,
JAMES P. SHOEN, JOHN M. DODDS,
and AUBREY K. JOHNSON,
Debtors and Debtors-In-Possession


MESCH, CLARK & ROTHSCHILD, P.C.
259 North Meyer Avenue
Tucson, Arizona  85701-1090


By   /S/ Lowell E. Rothschild*
     ________________________
     Lowell E. Rothschild

Attorneys for WILLIAM E. CARTY,
Debtor and Debtor-In-Possession

* Signed with counsel's permission by John J. Dawson

                                 SCHEDULE "4"
                                 ------------

                                REAL PROPERTY
                                -------------

                     (Amends/Replaces Disclousere Statement
                      -------------------------------------
                          Exhibit "A", Schedule "4")
                          -------------------------

PRIVILEGED AND CONFIDENTIAL                                            NOI BEFORE                     NON
                                               APPRAISAL  PROPERTY       PROPERTY       TAXES  REFUNDABLE
PROPERTY ADDRESS                                             TAXES          TAXES        PAID    DEPOSITS
775/71A 1012 & 775/71B 1013 / REO ALA
HUNTSVILLE, ALABAMA                             $230,000    $6,761     $31,920.00  $6,761.00
4308 University Road

723/00A 1642 / REO KC
CHANDLER, ARIZONA                             $2,350,000
NWC Kyrene & Chandler                                      $15,097

723/46A 0435 / REO CHA
CHANDLER, ARIZONA                               $180,000   $16,954
Knox Road

615/003 62500F 0089 / REO GIL
(MARICOPA CTY)  ARIZONA
NEC  Pecos & Recker                             $750,000   $18,970
SWC Pecos & Recker                            $6,120,000               $73,000.00              $95,000.00
B 0082, C 0083, D 0884, E 0085

723/00C 1722 / REO GH
GILBERT, ARIZONA                                $255,000
Gilbert & Houston                                           $7,188

615/003 061/97C 0007 / REO TAT
PARADISE VALLEY, ARIZONA                      $1,580,000   $14,544
7211 North Tatum Boulevard

723/64A 0415 REO CEN
PHOENIX, ARIZONA                                $325,000   $20,447     $48,000.00
901 North Central Avenue

723/00B 1643 / REO RE
TEMPE, ARIZONA                                $5,600,000    $1,927      $9,000.00
SWC Rural & Elliott                                        $22,901

706/28A 0203 / REO ROS - DISC
ROSEVILLE, CALIFORNIA                           $840,000    $7,040      $3,300.00
224 Harding Blvd.

788/00 0788 XZ 0019 / REO POM
POMPANO BEACH, FLORIDA                          $640,000   $19,305
Sample Road & Powerline Road

785/00 0785 XZ 0027 / REO PO
PORT ORANGE, FLORIDA                            $550,000    $8,194
Nova Road & Madeline Avenue

788/00 0788 XZ 0021 / REO SUN
SUNRISE, FLORIDA                                $430,000   $12,838
NWC of Pine Island & NW 50th St.

730/00A 0047 - 730/00A 0048 / REO CB
COUNCIL BLUFFS, IOWA                            $450,000   $12,358
721 & 723 32nd Avenue

325/00A 0075 / REO GCI
GARDEN CITY, IDAHO                              $500,000    $8,027     $37,200.00   $8,027.00
Chinden Boulevard

PRIVILEGED AND CONFIDENTIAL                                            NOI BEFORE                     NON
                                               APPRAISAL  PROPERTY       PROPERTY       TAXES  REFUNDABLE
PROPERTY ADDRESS                                             TAXES          TAXES        PAID    DEPOSITS
734/08A 0521 / REO KCK
KANSAS CITY, KANSAS                             $450,000   $20,339     $60,000.00  $20,339.00
401 South 42nd Street

773/06A 0982 / REO LEW
KENTUCKY, LOUISVILLE                            $215,000    $1,813     $22,080.00   $1,813.00
3311 7th Street Road

754/23A 0808 / REO TAY
TAYLOR, MICHIGAN                                $960,000   $22,698     $31,281.60
8901 Telegraph Road

748/58A 0735 / REO
HATTIESBURG, MISSISSIPPI                        $280,000    $6,083      $6,000.00
Highway 49 North

718/59A 0371 / REO BIL
BILLINGS, MONTANA                               $725,000    $9,330
1145 E. Main Street

838/00A 1668 / REO RJ
LAS VEGAS, NEVADA                               $300,000    $3,316
Rancho and Jones

706/86A 0204 / REO VIR
RENO, NEVADA                                    $550,000    $7,178
10405 Old Virginia Road

814/00D 1608 / REO JC1
JERSEY CITY, NEW JERSEY                         $350,000   $18,404
340 Tonnele Avenue

814/42B 1418 / REO JC2
JERSEY CITY, NEW JERSEY                         $650,000   $21,203
Routes 1 & 9 & Tonnele

766/00A 0882; 615/035 48000A 0038
AKRON, OHIO / REO WAT                           $310,000   $11,932     $30,000.00
3445 East Waterloo Road

143/00A 0025 / REO OK2
OKLAHOMA CITY, OKLAHOMA                         $200,000    $2,205     $30,612.00
1612 SE 25th Street

738/00 1699 / REO OKA
OKLAHOMA CITY, OKLAHOMA                         $375,000    $4,233
Memorial Drive

812/00A 1387 & 812/00B 1389 / REO WIL
WILLOW GROVE, PENNSYLVANIA                      $775,000   $15,312
1601-17 Easton Road

783/69A 1090 / REO CSC
CAYCE, SOUTH CAROLINA                           $400,000    $2,608
1400 Knox Abbott Drive

PRIVILEGED AND CONFIDENTIAL                                            NOI BEFORE                    NON
                                               APPRAISAL  PROPERTY       PROPERTY      TAXES  REFUNDABLE
PROPERTY ADDRESS                                             TAXES          TAXES       PAID    DEPOSITS
105/00A 0014 / REO MEM
MEMPHIS, TENNESSEE                              $430,000    $8,699     $48,000.00
2152 Riverside Blvd.

771/67A 0962 / REO MIL
MILLINGTON, TENNESSEE                           $350,000    $4,987      $6,000.00
Navy Road & Highway 51 N.

741/00G 1635 / REO GAR
GARLAND, TEXAS                                  $150,000    $2,495
Broadway Road

746/00L 1709 / REO SHT
HARRIS COUNTY, TEXAS                          $2,175,000   $51,858
Sam Houston Tollway

746/00G 1693 REO WCR
HOUSTON, TEXAS                                  $265,000   $13,228
SWC of FM 1960 & Woodcreek

746/45 0707 / REO OLD
HOUSTON, TEXAS                                  $790,000   $16,000
Old Katy Road

746/00J 1696 / REO WOO -- DISC
HOUSTON, TEXAS                                  $430,000   $13,870
FM 1960 & Woodedge

746/00A 0676 & 746/00F 0710 / REO EAS
HOUSTON, TEXAS                                  $230,000    $8,676     $19,200.00
11356 Eastex Freeway

741/21A 1616 / REO MES
MESQUITE, TEXAS                                 $110,000    $2,738
LBJ & Gross Road

746/00N 1724 / REO MC -- DISC
MISSOURI CITY, TEXAS                            $815,000   $29,814
NWC of FM 1092 & Cartwright Rd

741/00E 1625 / REO NRH
NORTH RICHLAND HILLS, TEXAS                     $400,000    $4,649
State Highway 26 & Harwood Drive

741/00A 1612 / REO COI
PLANO, TEXAS                                    $380,000    $3,043
Coit Road North of Spring Creek Pkwy

741/00D 1615 / REO LOS
PLANO, TEXAS                                    $390,000       $34
Los Rios Boulevard

744/00B 1692 / REO SAN
SAN ANTONIO, TEXAS                              $610,000   $15,929
FM 78 (Woodlake Park)

PRIVILEGED AND CONFIDENTIAL                                            NOI BEFORE                     NON
                                               APPRAISAL  PROPERTY       PROPERTY       TAXES  REFUNDABLE
PROPERTY ADDRESS                                             TAXES          TAXES        PAID    DEPOSITS
744/00A 0659 / REO BAN
SAN ANTONIO, TEXAS                              $290,000    $8,108     $30,000.00   $8,108.00
1114 Bandera Road

832/66A 1486 & 66B 1488 / REO SBI
SAN BENITO, TEXAS                               $790,000   $15,102     $90,000.00  $15,102.00
1 Industrial Way

818/75A 1436  / REO DUM
DUMFRIES, VIRGINIA                              $320,000    $3,792
211 South Main Street

818/00B 1706 / REO MP
MANASSAS PARK, VIRGINIA                         $185,000   $27,881
East Side of Rt 28 Lot 4

703/25A 0137 / REO SPO
SPOKANE, WA                                   $1,450,000   $18,261
South 204 Fancher

803/75A 1317 / REO HIC
HICKSVILLE, NEW YORK                            $700,000   $74,927     $15,000.00
1000 Broadway

740/70A 0600 / REO MID
MIDLAND, TEXAS                                  $575,000   $14,600
5702 West Industrial

03037/200159 / REO HUN / 632/04
HUNTINGTON PARK, CALIFORNIA                     $300,000    $6,890     $28,685.00
7022-24 Maribrisa

03062/200173 / REO LAN / 632/11
LANCASTER, CALIFORNIA                            $84,000    $6,701
Avenue "L" West of 90th Street West

2025/200129 / REO HOW
SAN DIEGO, CALIFORNIA                           $260,000
2203 Howard / 632/15                                        $1,445
2215 Howard / 632/16                                        $1,305
2217-19 Howard / 632/17                                     $1,200
4181 Mississippi / 632/18                                   $2,486

2037/200135 / REO PAS / 632/19
PASADENA, CALIFORNIA                            $525,000      $904     $59,947.00
839 Summit Avenue

03067/200175 / REO ANA / 633/01
ANAHEIM, CALIFORNIA                             $265,000    $9,774     $29,160.00
330 South Melrose

03082/200183 / REO WES / 634/03
LOS ANGELES, CALIFORNIA                         $340,000    $1,002     $19,788.00
5400 South Western Avenue

PRIVILEGED AND CONFIDENTIAL                                            NOI BEFORE                     NON
                                               APPRAISAL  PROPERTY       PROPERTY       TAXES  REFUNDABLE
PROPERTY ADDRESS                                             TAXES          TAXES        PAID    DEPOSITS
0/200172 / REO BRO / 634/04
LOS ANGELES, CALIFORNIA                       $1,000,000   $19,803     $81,786.00
1615-1627 South Broadway & 134 Venice Blvd.

3083/200184 / REO GAG /634/05
LOS ANGELES, CALIFORNIA                         $480,000    $1,648
777 East Gage Avenue

2016/200121 / REO FON / 634/07
CALIFORNIA, FONTANA                             $300,000    $2,581
15623 Boyle Avenue

REO RIV / 632/25
RIVERSIDE, CALIFORNIA                           $188,000    $4,254
Ribidox and 30th Street

2026/200130 / REO LB / 632/23
LONG BEACH, CALIFORNIA                        $1,950,000   $26,360    $228,591.00
1360 East Anaheim Street

02/200187 / REO DUR / 634/06
DULZURA, CALIFORNIA                             $400,000    $4,228     $19,305.00
19037 Highway 94

3044/200163 / REO BEL / 632/26
BELLFLOWER, CALIFORNIA                          $260,000    $4,802     $23,764.00
16125 Clark Avenue

3077/200180 / REO ARO / 632/27
FONTANA, CALIFORNIA                             $400,000   $10,208     $23,764.00
16701-16721 Arrow Boulevard

03019/200149 / REO IVY / 632/29
GLEN IVY HOT SPRINGS, CALIFORNIA                $160,000      $526
Temescal Canyon Rd & Mayhew

03026/200153 / REO JIL / 632/28
BULLHEAD CITY, ARIZONA                          $440,000   $14,362     $41,022.00
1531 Jill Way

1010/200091 / REO PAL / 632/31
PALM SPRINGS, CALIFORNIA                        $660,000   $14,391        $686.08
1680 East Palm Canyon Drive
*** Rental is from 2/95 to 8/95


TOTAL                                        $47,187,000  $812,766  $1,147,091.68  $60,150.00  $95,000.00
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